PROMISSORY NOTE
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$500,000.00                                                       April 27, 2006
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     FOR VALUE RECEIVED, BRIDGETECH HOLDINGS INTERNATIONAL, INC. (the "Borrower"
or the "Company") hereby promises to pay to the order of RICHARD D. PROPPER, MD (the "Lender"), on or before October 26, 2006 (the "Due Date"), the principal sum of five hundred thousand dollars ($500,000.00), together with interest on the unpaid principal balance at the rate of eight (8%) percent per annum, as provided below.

     1.     Payment  Terms.    Principal  and Interest. All unpaid principal and
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accrued  interest shall be due and payable not later than the Due Date.   In the
event that the Borrower receives a total of $3,000,000 in financing (debt or equity or a combination of the two) prior to the Due Date, then repayment of all unpaid principal and accrued interest shall be due within one week of the receipt of such financing.

     2.     Additional Consideration.   In addition to the amounts due to Lender
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from  Borrower  under  Section  1,  Borrower  shall  issue to Lender warrants to purchase 200,000 shares of Borrower's Common Stock at an exercise price of $1.00 per share (the "Warrants"), The Warrants shall have a term of five (5) years, and the agreement governing the Warrants shall contain such terms as are normally contained in such an agreement, including a provision for the cashless exercise of the Warrants,

     2.  Events  of  Default.  The  entire unpaid principal amount of this Note,
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together  with all accrued interest thereon, shall, at the option of the Lender, forthwith become due and payable, without notice or demand of any kind, all of which are hereby expressly waived, upon the occurrence of any of the following events:

          (a) if there is a default in the payment of the principal of and/or interest on the Note in accordance with the terms hereof or in the due observance or performance of any of the conditions, covenants or agreements contained herein;

          (b) if the Company shall admit in writing its inability to pay its debts generally as they become due;

          (c) if the Company shall become insolvent, or shall be adjudicated bankrupt;

          (d) if bankruptcy, insolvency, arrangement, debt adjustment, or receivership proceedings, in which the Company is alleged to be insolvent or unable to pay its debts as they mature, shall be instituted by or against the Company, and the Company shall consent to the same or admit in writing the material allegations of the petition filed in such proceedings; or if such proceedings shall not be dismissed within 30 days after their institution or within such additional period of time as the Company shall


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reasonably  request,  provided  the  Company  is  diligently  and  in good faith prosecuting  such  dismissal;

          (e) if the Company shall make an assignment for the benefit of creditors;

          (f) if there is a material and adverse change in the Company's financial position or business and affairs; or

          (g) if there is a default under any of the documents creating any indebtedness of the Company and by reason of such default such indebtedness is accelerated or the Company is required to make any payments other than those which would have been due in the absence of such default.

     3.     Remedies.  In  case  any  one  or  more  of  the events specified in
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Section  2  hereof shall have occurred and be continuing, the Lender may proceed to protect and enforce its rights either by suit in equity and/or by action at law, whether for the specific performance of any covenant or agreement contained in this Note or in aid of the exercise of any power granted in this Note, or the Company may proceed to enforce the payment of all sums due upon this Note or to enforce any other legal or equitable right of the Company.

     4.     Payment  of  Costs and Expenses.    The Borrower shall pay all costs
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and  expenses  (including,  without  limitation,  reasonable  attorneys'  fees)
incurred by the Lender in order to collect the amounts due hereunder or to protect its interests hereunder.

     5.     Waiver  of Presentment and Notice of Dishonor.  The Borrower and all
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others  who  may  at  any  time  be  liable  hereon in any capacity, jointly and severally, waive any requirement of presentment, demand for payment, protest, notice of dishonor, notice of acceleration, notice of protest, or further notice or demand of any kind.

     6.     Notices.   All  notices, requests, consents and other communications
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hereunder  to  any  party  shall  be  deemed  to be sufficient if contained in a written instrument delivered in person or duly sent by overnight courier, facsimile transmission or first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by the addressee to the addressor listing all parties:

               (a)  If to the Company, to:

                    Bridgetech Holdings International, Inc
                    402 W. Broadway,
                    26th Floor San Diego, CA 92101

                    f: 619-342-7498

                    Attn:  Michael D. Chermak


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               (b)  If to the Lender:

                    625 Broadway, Ste 1111
                    San Diego, CA 92101

                    f: 619

All such notices and communications shall be deemed to have been given in the case of (a) facsimile transmission on the date sent, (b) personal delivery on the date of such delivery, (c) overnight courier on the day following delivery to such courier and (d) mailing on the third day after the posting thereof.

     7.     Governing  Law.  This  Note  shall  be  governed by and construed in
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accordance  with  the  laws  of  the  State  of  California.

     8.     Binding  Effect:  Successor and Assigns.  This Note shall be binding
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upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, provided that the Borrower may not sell or assign or transfer any of its interest hereunder without the prior written consent of the Lender, its successors or assigns.


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     9.     Severability.  If  any  term,  condition,  or provision of this Note
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shall  be  held  to be invalid, illegal or unenforceable in any respect, then in such event the remainder of this Note shall not be affected thereby and it shall remain in full force and effect except with respect to such term, condition, or provision.

     10.     Amendments;  No  Waiver.  Failure  of the Lender to insist upon the
              ----------------------
strict performance of any term, provision or covenant of this Note, or to exercise any option or election conferred, shall not be deemed to be a waiver or relinquishment of any future breach of any such term, covenant, condition, election or option. No provision of this Note may be waived, modified or discharged orally, by course of dealing or otherwise, without a writing signed by the party to be charged with such waiver, modification or discharge.

     IN WITNESS WHEREOF, the Borrower has caused this Note to be executed and delivered by its agent thereunto duly authorized, as of the date first written above.


BRIDGETECH INTERNATIONAL HOLDINGS, INC.


By: /s/ Michael D. Chermak
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Name:  Michael D. Chermak
Title: Chairman and Chief Executive